EXCHANGE AND SETTLEMENT AGREEMENT


         This Exchange and Settlement Agreement (this "Agreement"), is dated as of April 29, 2005 (the "Execution Date"), by and between XBridge Software, Inc., a Delaware corporation (the "Company"), CNH Holding Company, a Nevada corporation and the corporate parent of the Company ("CNH"), and Cindy Garr ("Ms. Garr"):

                                   BACKGROUND:

         A. The Company has entered into an Agreement and Plan of Merger dated as of April 29, 2005, by and among the Company, CNH, XBR Acquisition, Inc., a Delaware corporation ("XBRA"), and certain of the Company's former stockholders (the "Merger Agreement"), pursuant to which the Company will be merged with and into XBRA and will survive the merger as a wholly owned subsidiary of CNH (the "Merger").

         B. Ms. Garr is the holder of certain promissory notes issued by the Company, and the current outstanding principal balance, plus all accrued but unpaid interest owed by the Company under all such promissory notes (collectively, the "Promissory Notes") as of the Effective Date is $72,725.19 (the "Note Debt").

         D. In addition to the Note Debt, the Company currently owes Ms. Garr an additional $72,914.49 for unreimbursed expenses incurred by Ms. Garr on behalf of the Company (the "Expense Debt").

         E. In addition to the Note Debt and the Expense Debt, the Company currently owes Ms. Garr an additional $30,510.00 for services performed by Ms. Garr, but not yet paid by the Company (the "Services Debt," and together with the Note Debt and Expense Debt, the "Obligations").

         F. As a condition to the Merger, CNH requires Ms. Garr to exchange the Obligation for 63,363 shares (the "Shares") of CNH's common stock, $.001 par value per share (the "Common Stock"), which exchange is based upon a price per share of approximately $2.78, which amount represents the average of the closing prices of a share of Common Stock for the ten trading days immediately prior to the Execution Date.

                                   AGREEMENTS:

         In   consideration  of  the  premises  and  the  mutual  covenants  and agreements herein contained, and intending to be legally bound hereby, the Company and Ms. Garr hereby agree as follows:

1. Cancellation of the Obligations; Purchase of the Shares. Subject to the consummation of the Merger and Ms. Garr's delivery to the Company of the Promissory Notes marked "Paid in Full"

(a) the Obligations shall be deemed to be cancelled as of the Execution Date;

(b) the Company will be deemed to have received the dollar amount of the Obligations as the purchase price for the Shares to be received by Ms. Garr in accordance with this Agreement; and



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(c) CNH will issue to the Ms. Garr the Shares.

2. Release. Subject to the fulfillment of the parties obligations under Section 1 above, Ms. Garr on behalf of herself and her heirs, agents, successors, legal representatives, attorneys and assigns (collectively, the "Releasors"), hereby release, acquit and forever discharge the Company and CNH and their respective directors, partners, officers, employees, agents, successors, legal representatives, attorneys and assigns (collectively, the "Releasees") from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type, whether known or unknown, which any of the Releasors have, ever had or may have, or which have been, or could have been, or in the future otherwise might have been asserted against Releasees arising out of or in connection with the Obligations.

3. Effectiveness. This Agreement shall terminate and shall be null and void AB INITIO if the Merger is not consummated on or before May 31, 2005.

4. Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

5. Entire Agreement. This Agreement embodies the entire agreement and understanding among the Company, CNH and Ms. Garr and supersedes all prior agreements and understandings among the Company, CNH and Ms. Garr relating to the subject matter thereof.

6. Amendment. No amendment or modification to this Agreement shall be effective, unless in writing and signed by all the parties to this Agreement.

7. Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

8. Choice Of Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

9. Venue. THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

10. Counterparts.  This Agreement may be executed in any number of counterparts,


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all of which taken  together  shall  constitute  one  agreement,  and any of the parties hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   CNH HOLDINGS COMPANY


                                   By:____/s/___________________________
                                   Name:  Derek Downs
                                   Title: President
                                   Address: 17304 Preston Road, Suite 975
                                                  Dallas, Texas 75252

                                   Telephone: 972-381-4699
                                   Fax: 972-381-4635


                                   XBRIDGE SOFTWARE, INC.


                                   By:____/s/___________________________
                                   Name:  Cindy Garr
                                   Title: President
                                   Address: 17304 Preston Road, Suite 975
                                                  Dallas, Texas 75252

                                   Telephone: 972-381-4699
                                   Fax: 972-381-4635




                                   /s/
                                   --------------------------------------------
                                   Cindy Garr



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